Exhibit 99.1

NEWS

QWEST ANNOUNCES KEY LEADERSHIP CHANGES

•                  Company names new executives to oversee business and consumer sales groups

•                  New executive to head up product, IT

•                  General counsel takes on expanded role as chief administrative officer

DENVER, Aug. 20, 2008 — Qwest Communications International Inc. (NYSE: Q) and its Board of Directors announced today several key leadership changes that represent a continued effort to better align the company’s strategies with a keen operations focus. These changes, effective today, reflect new leadership for two sales groups and product/IT while the role of the general counsel will now include additional duties as chief administrative officer.

Qwest Chairman and CEO Edward A. Mueller and Chief Operating Officer Tom Richards announced the following:

•                  Teresa Taylor, 44, previously executive vice president and chief administrative officer, has been named executive vice president for Business Markets Group (BMG). In this role, she will oversee all sales, marketing and operations for national business sales, including government sales on the local, state and federal levels. She will report to Richards.

•                  Dan Yost, 59, previously executive vice president for product and IT, has been named executive vice president for the Mass Markets Organization (MMO). In this role, he will oversee all sales, marketing and operations for in-region consumer and small-business sales. He will continue to report to Richards.

•                  Neil Cox, 58, previously vice president for BMG national sales in the central region, has been promoted to executive vice president for product and IT. In this role, he will lead the product development and management of Qwest’s voice, data and IP portfolio, and also will oversee the critical information technology infrastructure used to deliver services. He will report to Richards and will move to Denver from Chicago.

The company also announced that Paula Kruger, previously executive vice president for MMO, will be leaving the company.

In addition, Mueller announced the following:

•                  Rich Baer, 51, currently executive vice president and general counsel, will also now serve as chief administrative officer.   In addition to leading Qwest’s law department and the company’s risk management and compliance efforts, Baer will oversee public policy, federal relations, human resources, labor relations, corporate communications, the Qwest Foundation, corporate social responsibility, and sponsorships and events.

•                  Baer will continue to report to Mueller along with Richards; John Richardson, chief financial officer; and Stephanie Comfort, executive vice president for corporate strategy.

“We believe these changes reflect our ability to build upon our executive bench strength and apply proven and seasoned Qwest talent to key areas as we execute our strategies,” Mueller said. “I am confident that these moves will enable us to sharpen our focus on enhancing the customer experience with operational and administrative excellence while putting greater emphasis on operating margin improvement and optimum free-cash flow.   In addition, Rich has served the company exceptionally well as our general counsel and I know he will bring his trademark intensity to this expanded role. This move is consistent with our desire to constrain expenses, as Rich will, among other things, be assuming the additional role Teresa Taylor filled.  Finally, I want to thank Paula for her contributions to Qwest and wish her all the best in her future endeavors.”

Said Richards:  “I am excited to have Teresa and Dan lead these two key business units and partner with me as we continue to drive operational excellence on behalf of the overall customer experience. Dan has a significant background and knowledge in the consumer and small-business space with other communications companies, including AT&T Wireless and Allegiance Telecom. Teresa is a highly experienced and focused telecom executive with a diverse executive background, including overseeing Qwest’s wholesale and product teams. Finally, I am equally excited to have Neil in this critical role as he is a proven leader given his track record in BMG as well as numerous other leadership positions. He has a strong engineering and sales background and a deep understanding of how product and IT work together to deliver on behalf of the customer.”

About Qwest

Customers coast to coast turn to Qwest’s industry-leading national fiber-optic network and world-class Spirit of Service to meet their communications and entertainment needs. For residential customers, Qwest’s powerful combination of award-winning high-speed Internet, home and wireless voice solutions and digital TV includes a new generation of fiber-optic Internet services. Qwest is also the choice of 95 percent of Fortune 500 companies, offering a full suite of network, data and voice services for small businesses, large businesses, government agencies and wholesale customers. Additionally, Qwest participates in Networx, the largest communications services contract in the world, and is recognized as a leader in the network services market by a leading technology industry analyst firm.

# # #

Forward-Looking Statement Note

This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives, among others; our substantial indebtedness, and our inability to complete any efforts to further de-lever our balance sheet; adverse results of increased review and scrutiny by media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete including the effects of consolidation in our industry; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; changes in the outcome of future events from the assumed outcome included in our significant accounting policies; and our ability to utilize net operating losses in projected amounts.

The information contained in this release is a statement of Qwest’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest’s assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest’s assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This release may include analysts’ estimates and other information prepared by third parties for which Qwest assumes no responsibility.

Qwest undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements and other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this release, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

The marks that comprise the Qwest logo are registered trademarks of Qwest Communications International Inc. in the U.S. and certain other countries.

Contact Information:

Media Contact
Nicholas Sweers
303-992-2085
Nicholas.Sweers@qwest.com

Investor Contact
Kurt Fawkes
800-567-7296
IR@qwest.com

Attachment for biography

Rich Baer, 51, has served as Qwest’s general counsel since December 2002.  With over 25 years of experience in public, private and corporate practice, he is an experienced legal and executive leader with a diverse background.   In addition to leading Qwest’s law department, he oversees the company’s risk management and compliance efforts. Prior to joining Qwest, Baer served as chairman of the litigation department at the Denver law firm of Sherman & Howard. He holds a bachelor of arts degree from Columbia University and a juris doctorate degree from Duke University.

Neil Cox, 58, has a diverse communications and technology background of more than 35 years, and most recently was vice president of central region enterprise sales for Qwest’s Business Markets Group (BMG). Prior to joining Qwest in 2006, he was a venture partner at MK Capital, which invests in emerging technologies and applications software  Before joining MK Capital in 2005, Cox was executive vice president of the telecommunications sector for SAIC (Science Applications International Corp) from 2001-2004. He began his career in 1972 with Indiana Bell and later moved on to Ameritech, where he held a number of executive positions including president of both Ameritech Information Industry Services and SecurityLink from Ameritech. While at Ameritech, Cox was one of the inventors responsible for three patents that were designed around the notification of a data message on the Internet. A native of Indiana, Cox holds a bachelor of science degree in electrical engineering technology from Purdue University.

Teresa Taylor, 44, is a seasoned executive who has served on the Qwest CEO team since 2002. She has demonstrated success in operations, sales, marketing and strategy positions throughout her career. In October 2007, she was named Qwest’s executive vice president and chief administrative officer with responsibility for human resources, labor relations, corporate communications, sponsorships and events, corporate social responsibility and the Qwest Foundation. From December 2004 to October 2007, Ms. Taylor served as executive vice president and chief human resources officer. Previously, she was executive vice president for Qwest’s Wholesale business unit, and was responsible for $4 billion in sales, service and operations. She also served as executive vice president of Qwest’s Products and Pricing Group. Additionally she held a number of leadership positions with US WEST between 1988 and its merger with Qwest in 2000.  Taylor holds a bachelor of science degree from the University of Wisconsin- La Crosse.

Dan Yost, 59, was executive vice president of Product & IT and was responsible for the product development and management of Qwest’s voice, data and IP portfolio, including the development of new services and the deployment of voice over Internet protocol (VoIP), as well as maintaining the critical information technology infrastructure used to deliver services. With more than 30 years of telecommunications experience, Yost joined Qwest from Allegiance Telecom, Inc., a facilities-based national local exchange carrier, where he served as the company’s president and chief operating officer. While at Allegiance, he managed the company’s day-to-day operations, which included the delivery of local and long-distance communications, international calling, high-speed data transmission and Internet services. Previously, he held senior management positions at several technology companies, including AT&T Wireless, McCaw Cellular Communications, MetroCel Cellular, Inc. and NETCOM Online Communications. Yost holds both a bachelor of science degree in electrical engineering and master’s in business administration from Southern Methodist University.